                                                                    Exhibit 10.4
                    INTERCONNECTION IMPLEMENTATION AGREEMENT

                                 by and between

                    NEW YORK STATE ELECTRIC & GAS CORPORATION

                                       and

                                 AES NY, L.L.C.

                                TABLE OF CONTENTS

Section 1 - Defined Terms

Section 2 - Equipment Testing

Section 3 - Buyer's Substation Service

Section 4 - Buyer's Building Services

Section 5 - Metering Accuracy And Adjustment

Section 6 - Communication Equipment

Section 7 - NYSEG's Substation Service

Section 8 - NYSEG's Building Services

Section 9 - Meter Data

Section 10 - Spare Parts

Section 11 - Emergency Procedure

Section 12 - Local Routine Inspection And Maintenance

Section 13 - Switching, Tagging And Mark-Up

Section 14 - Common Drawings

Section 15 - Miscellaneous

Section 16 - Conflicts

Section 17 - Equipment

Section 18 - Revenue Metering

                                   APPENDICES

Appendix A-1  -    NYSEG Request For AES To Perform Equipment Testing

Appendix A-2  -    AES Request For NYSEG to Perform Equipment Testing

Appendix B    -    Locations NYSEG Provides AES With Secondary System Service

Appendix C    -    Buyer's Building Services

Appendix D    -    Metering Accuracy And Adjustment

Appendix E    -    Communications Equipment

Appendix F    -    Locations AES Provides NYSEG With Access To Secondary System
                     Service

Appendix G    -    NYSEG's Building Services

Appendix H    -    Meter Data

Appendix I    -    Spare Parts Storage Locations

Appendix J    -    Emergency Procedure

Appendix K    -    Switching, Tagging And Mark-Up

Appendix L    -    Common Drawings

Appendix M    -    Procedure For Updating/Correcting Drawing

Appendix N    -    Interim Metering Procedure

                    INTERCONNECTION IMPLEMENTATION AGREEMENT

         THIS INTERCONNECTION IMPLEMENTATION AGREEMENT (the "Agreement"), dated as of May 6, 1999 by and between New York State Electric & Gas Corporation ("NYSEG"), a New York corporation with an office for the transaction of business at Corporate Drive, Kirkwood Industrial Park, Binghamton, New York 13902-5225, and AES NY, L.L.C. (the "Buyer" or "AES"), a Delaware limited liability company with a principal place of business located at 1001 North 19th Street, Arlington, Virginia 22209. NYSEG and Buyer shall each be considered a "Party" and, collectively, they shall be referred to as the "Parties."

                                   WITNESSETH:

         WHEREAS, NYSEG and Buyer entered into a certain Interconnection Agreement dated as of August 3, 1998 (the "Interconnection Agreement"); and

         WHEREAS, the Parties wish to establish certain detailed operational and implementation procedures, and confirm certain information, related to the Interconnection Agreement.

         NOW THEREFORE, in consideration of the mutual representations, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    AGREEMENT

         1. Defined Terms. Terms used in this Agreement with initial capitalization and not otherwise defined in this Agreement shall have the meanings specified or referred to in Article 1 of the Interconnection Agreement or the Asset Purchase Agreement (the "APA") by and among NYSEG, NGE Generation, Inc., an affiliate of NYSEG, and the Buyer dated as of August 3, 1998.

         2. Equipment Testing. For purposes of Section 3.3.4.1 of the Interconnection Agreement, NYSEG will use the letter attached hereto as Appendix A-1 to request that the Buyer comply with its obligations under that section, and AES will use the letter attached hereto as Appendix A-2 to request that NYSEG comply with its obligations under that section.

         3. Buyer's Substation Service. For purposes of Section 3.8.1 of the Interconnection Agreement, NYSEG shall provide the Buyer with access to Secondary System substation service at the levels and locations as specified in Appendix B to this Agreement.

         4. Buyer's Building Services. For purposes of Section 3.8.2 of the Interconnection Agreement, NYSEG shall provide the Buyer with the building services specified in that section at the levels and locations as specified in Appendix C to this Agreement.

         5. Metering Accuracy And Adjustment. For purposes of Section 3.8.3.2 of the Interconnection Agreement, the applicable criteria, rules and standards for determining the accuracy of Revenue Metering and analog equipment, and for adjusting readings from same, are set forth in Appendix D to this Agreement.

         6. Communication Equipment. For purposes of Section 3.8.3.5 of the Interconnection Agreement, the real-time communication equipment and information that NYSEG will require is specified in Appendix E to this Agreement.

         7. NYSEG's Substation Service. For purposes of Section 3.9.1 of the Interconnection Agreement, the Buyer shall provide NYSEG with access to Secondary System substation service at the levels and locations as specified in Appendix F to this Agreement.

         8. NYSEG's Building Services. For purposes of Section 3.9.2 of the Interconnection Agreement, the Buyer shall provide NYSEG with the building services specified in that section at the levels and locations as specified in Appendix G to this Agreement.

         9. Meter Data. For purposes of Section 3.9.6 of the Interconnection Agreement, the Buyer shall provide the meter data as specified in Appendix H to this Agreement.

         10. Spare Parts. For purposes of Section 3.9.10 of the Interconnection Agreement, spare parts shall be stored by NYSEG and the Buyer at the locations specified in Appendix I to this Agreement.

         11. Emergency Procedure. For purposes of Section 3.11 of the Interconnection Agreement, the Parties have agreed to the emergency procedure set forth in Appendix J to this Agreement for providing notification and other information of Emergencies affecting either the Transmission System, or the operation of the Fossil Plants or the Buyer's Joint Use Facilities.

         12. Local Routine Inspection and Maintenance. For purposes of Section
3.14.2 of the Interconnection Agreement, plant personnel shall notify NYSEG when performing inspection, maintenance or routine service to plant equipment which may affect plant performance or its connectivity to the transmission system. NYSEG and the Buyer agree that, due to the integration of certain control and/or protective relaying schemes between the Buyer's Purchased Assets and NYSEG's Interconnection Facilities, it will be necessary to cooperate in the inspection, maintenance and testing of these facilities. Each Party shall provide a minimum of 72 hours advance notice to the other Party before undertaking any work in these areas, especially in electrical circuits involving circuit breaker trip and close control, and current transformers or potential transformers. NYSEG shall provide advance notice to the Buyer before NYSEG's employees, including contractors or agents, begin work that impact the Buyer's facilities, which advance notice shall be provided as soon as reasonably practicable after NYSEG schedules such work and shall be no less than 72 hours. The Buyer shall provide advance notice by submitting an Outage Request to the NYSEG Outage Coordinator (or equivalent) before the Buyer's employees, including authorized contractors or agents, begin work that impact NYSEG's facilities or interconnected systems, which advance notice shall be provided as soon as reasonably practicable after the Buyer schedules such work and shall be no less than 72 hours. Notification shall be made by telephone or FAX to the numbers below.


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
                       COMPANY CONTACTS AND PHONE NUMBERS

         NYSEG:

         Outage Coordinator......           (607)-762-4911
         FAX                                      (607)-762-4282

         System Operator.........           (607)-762-4738
                                                  (607)-729-5216, 5217

         East Section Operator              (607)-762-4776
                                                  (800)- 548-6442 (Switching)

         West Section Operator              (607)-762-4785
                                                  (800)- 548-6443 (Switching)

         Manager System Operations          (607)-762-5652

         13. Switching, Tagging and Mark-Up. For purposes of Section 3.15 of the Interconnection Agreement, the detailed switching, tagging and mark-up rules related to each Fossil Plant are attached hereto as Appendix K to this Agreement.

         14. Common Drawings. For purposes of Sections 6.1.1 and 6.1.2 of the Interconnection Agreement, a list of common drawings as defined in Section 6.1.1 is attached hereto as Appendix L, and the procedure for updating/correcting drawings as referenced in Section 6.1.2 is attached hereto as Appendix M.

         15. Miscellaneous. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same Agreement, and each of which shall be deemed an original. This Agreement, and all rights, obligations, and performances of the Parties hereunder, are subject to all applicable Federal and state laws, and to all duly-promulgated orders and others and other duly-authorized action of governmental authorities having jurisdiction. When not in conflict with or preempted by Federal law, this Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to the conflict of law principles thereof.

         16. Conflict. Any conflict between the terms and conditions of this Agreement and the Interconnection Agreement shall be resolved in favor of this Agreement. Any conflict between the terms and conditions of this agreement and the Scheduling/Settlement Agreement by and between NYSEG and the Buyer, dated as of March 18, 1999 (the "SS Agreement"), shall be resolved in favor of the SS Agreement.

         17. Equipment. For purposes of Section 3.2.2(c) of the Interconnection Agreement, NYSEG shall have the right to purchase each three - winding transformer and associated equipment located at the Fossil Plants designated as the Goudey, Jennison, and Hickling generation stations if AES ceases the operation of any or all of those Fossil Plants at a cost equal to a third-party bona fide offer for such equipment received by the Buyer or, in the absence of such a third-party offer, at no cost to NYSEG.

         18. Metering. In accordance with Section 3.8.3 of the Interconnection Agreement, the Buyer has considered several options proposed by NYSEG for the installation of Revenue Meters associated with the Fossil Plants. The Buyer has selected the Revenue Metering option (a) for all of the Fossil Plants (except for the Milliken and Kintigh generating stations) that entails the replacement of existing Revenue Meters, located on the low voltage side of the GSU transformers, and the use of fixed compensation factors for GSU transformer losses, (b) for the Fossil Plant designated as the Milliken generating station that entails the installation of "compensation type" Revenue Meters installed on the low voltage side of the GSU transformers, and (c) for the Fossil Plant designated as Kintigh generating station that entails the replacement of the existing Revenue Meters located in the substation on the 345 kV bus. The implementation of the Revenue Meter options by NYSEG and the Buyer is described in more detail in Schedule A to the Interconnection Agreement. The implementation of the Revenue Meter Option at the Fossil Plants (including installation, testing and operation of Revenue Meters) shall be completed on or before the earlier of (a) the Fossil Plant's next scheduled outage after the date (the "Closing Date") that the Buyer assumes title to the Fossil Plants, or
(b) two (2) years after the Closing Date. NYSEG shall use reasonable efforts to perform work associated with the implementation of the Revenue Meter options during those periods in which the Buyer schedules an outage of a respective Fossil Plant. The Buyer shall use reasonable efforts to insure that most current Fossil Plant outage schedules are supplied to NYSEG to facilitate NYSEG's efforts to coordinate the completion of the Revenue Meter replacements. Any outage schedule for Revenue Meter installation shall be by mutual agreement of the parties. If the Buyer must schedule an outage of a particular Fossil Plant, or Fossil Plants, to accommodate work to be performed by NYSEG in implementing the Revenue Meter options, of if any work undertaken by NYSEG in connection with the implementation of the Revenue Meter options results in an outage of a Fossil Plant(s), and such outage is not caused by NYSEG's gross negligence or intentional act, NYSEG shall have no liability to the Buyer for such outage, including any liability for the Buyer's lost revenue or profits. From the period commencing with the Closing Date to the date that the implementation of a Revenue Meter option is complete for a particular Fossil Plant, NYSEG shall operate, maintain and read Revenue Meters in the manner described in Appendix N of this Agreement.


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
                  IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

                                    NEW YORK STATE ELECTRIC & GAS CORPORATION


                                    -----------------------------------------
                                    Daniel W. Farley
                                    Vice President and Secretary


                                    AES NY, L.L.C.


                                    ------------------------------------------
                                    Henry Aszklar
                                    Vice President

                                  APPENDIX A-1

               NYSEG Request For AES To Perform Equipment Testing

                               [NYSEG Letterhead]

                                              Date

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED
[NAME OF AES REPRESENTATIVE]
[ADDRESS]

         Re: Equipment Testing

Dear [NAME OF AES REPRESENTATIVE]:

         Pursuant to Section 2 of the Interconnection Implementation Agreement (the "Agreement") dated as of May ___, 1999 between New York State Electric & Gas Corporation ("NYSEG") and AES NY, L.L.C. ("AES"), NYSEG requests that AES perform such tests, calibrations, verifications, or validations of the Fossil Plants ("Equipment Testing") as necessary to fulfill AES's Equipment Testing obligations as set forth in Section 3.3.4.1 of the Interconnection Agreement dated as of August 3, 1998 between NYSEG and AES. Such Equipment Testing is specified in more detail in the Attachment to this letter. Under the terms of
Section 3.3.4.1 of the Interconnection Agreement, such Equipment Testing must be completed by AES no later than thirty (30) days after this request is received by AES.

         Should you have questions or concerns regarding this matter, please contact [NAME OF NYSEG REPRESENTATIVE] at [TELEPHONE NUMBER].

                                       Sincerely,

                                       [NAME OF NYSEG REPRESENTATIVE]
                                       [TITLE]

                                   ATTACHMENT

                        DESCRIPTION OF EQUIPMENT TESTING

                                  APPENDIX A-2

               AES Request For NYSEG To Perform Equipment Testing

                                [AES Letterhead]

                                              Date

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED
[NAME OF NYSEG REPRESENTATIVE]
[ADDRESS]

         Re: Equipment Testing

Dear [NAME OF NYSEG REPRESENTATIVE]:

         Pursuant to Section 2 of the Interconnection Implementation Agreement (the "Agreement") dated as of May ___, 1999 between New York State Electric & Gas Corporation ("NYSEG") and AES NY, L.L.C. ("AES"), AES requests that NYSEG perform such tests, calibrations, verifications, or validations of the NYSEG Interconnection Facilities ("Equipment Testing") as necessary to fulfill NYSEG's Equipment Testing obligations as set forth in Section 3.3.4.1 of the Interconnection Agreement dated as of August 3, 1998 between NYSEG and AES. Such Equipment Testing is specified in more detail in the Attachment to this letter. Under the terms of Section 3.3.4.1 of the Interconnection Agreement, such Equipment Testing must be completed by NYSEG no later than thirty (30) days after this request is received by NYSEG.

         Should you have questions or concerns regarding this matter, please contact [NAME OF AES REPRESENTATIVE] at [TELEPHONE NUMBER].

                                        Sincerely,

                                        [NAME OF AES REPRESENTATIVE]
                                        [TITLE]

                                   ATTACHMENT

                        DESCRIPTION OF EQUIPMENT TESTING

                                   APPENDIX B

           LOCATIONS NYSEG PROVIDES AES WITH SECONDARY SYSTEM SERVICE

                                   APPENDIX C

                            BUYER'S BUILDING SERVICES

                                   APPENDIX C

                            BUYER'S BUILDING SERVICES

         At all times and regardless of operation considerations at the NYSEG substation control house and/or property, NYSEG will provide and maintain all existing building services that support the proper and efficient operation of AES equipment housed within said substation control house and/or property. These existing building services shall include as applicable, but may not be limited to, lighting, heating, ventilation and exhaust, and weather tightness. NYSEG will maintain the existing basic nature and characteristics of the building services such as voltages, power quality, illumination levels, HVAC capacities and set points condition of weather tightness, and general readiness and reliability. The ambient temperature shall be maintained in the range of 55 degrees F through 95 degrees F.

                                   APPENDIX D

                        METERING ACCURACY AND ADJUSTMENT

                                   APPENDIX D

                        METERING ACCURACY AND ADJUSTMENT

All metering systems must meet NYSEG as well as NYISO requirements as defined in the Operating Procedures, Section 4, of the "NYISO Manual for Control Center Requirements". NYSEG shall provide to the Buyer all relevant test procedures and any future revisions to such procedures upon Buyer's reasonable request.

NYSEG shall have access to all revenue metering systems located within the Buyer's facilities for performance of maintenance, calibration and testing. It is preferable, and in some cases necessary, to test the revenue meters during scheduled plant or individual unit outages. The Buyer is required to provide NYSEG with its annual outage schedule for each of its generating facilities. NYSEG will coordinate meter tests with the Buyer's designated representative at each facility and will strive to schedule revenue meter tests within the scheduled outage times, wherever possible and/or practical.

Revenue meters will be tested annually in accordance with test and calibration procedures defined in the "New York State Electric Meter Engineers' Committee Guide for Uniform Practices in Inter-Utility Metering", Appendix A, Section 4 of the aforementioned manual. The Buyer is responsible for maintenance and calibration expenses of revenue meters, associated instrument transformers, wiring, and all components essential to their accurate and reliable operation, including spare equipment, if applicable.

Beyond any NYS PSC rules, each metering system will be subject to periodic testing by NYSEG and/or the NYISO at the request of either party. If any inspection request is initiated, other than periodic routine testing, the nature and magnitude of the suspected accuracy problem must be stated. If after inspection it is determined that the suspected metering is within specifications, the requester will be responsible for testing expenses incurred. NYSEG will prepare a test and calibration report for each revenue meter test and will maintain related like records for a period not more than seven years. NYSEG shall provide to AES a copy of each such meter test report for each Fossil Plant.

All revenue metering shall be calibrated within the guidelines described in
Section 4 appendices of the NYISO Manual for Control Center Requirements. Maintenance and calibration shall be performed by NYSEG or its designated representative, who will maintain control over the equipment in accordance with NYS PSC rules and regulations.

NYISO dispute resolution procedures will be used in cases involving metering inaccuracies or if billing data is lost due to a meter or communication system failure where the parties in dispute cannot reach agreement. NYSEG will use the best available information to adjust or to fill in values for lost billing data. In all cases, NYSPSC rules will be enforced.

                                   APPENDIX E

                            COMMUNICATIONS EQUIPMENT

                                   APPENDIX F

      LOCATIONS AES PROVIDES NYSEG WITH ACCESS TO SECONDARY SYSTEM SERVICE

                                   APPENDIX G

                            NYSEG'S BUILDING SERVICES

                                   APPENDIX G

                            NYSEG's Building Services

         At all times and regardless of operation considerations at the AES Fossil Plant and/or property, AES will provide and maintain all existing building services that support the proper and efficient operation of NYSEG equipment housed within said Fossil Plant and/or property. These existing building services shall include as applicable, but may not be limited to, lighting, heating, ventilation and exhaust, and weather tightness. AES will maintain the existing basic nature and characteristics of the building services such as voltages, power quality, illumination levels, HVAC capacities and set points condition of weather tightness, and general readiness and reliability. The ambient temperature shall be maintained in the range of 55 degrees F through 95 degrees F.

                                   APPENDIX H

                                   METER DATA

                                   APPENDIX H

                                   Meter Data

All revenue metering data supplied for final balancing and billing purposes must be based on measurements made with instruments which are traceable to the National Institute of Standards and Technology (NIST) and approved for billing purposes within New York State. The use of SCADA system data for final settlement will be precluded if revenue grade data is available.

The Buyer, at no cost to NYSEG, shall provide NYSEG with the following:

1. Manual (i.e., visual) readings for all revenue meters at each power plant for those times that the plant is generating and exporting or selling energy. These hourly kWh and possibly, kVARh readings must be forwarded by fax or e-mail to NYSEG's ECC once every twenty-four (24). NYSEG will provide the Buyer with a standard read sheet prior to the beginning of the planned metering upgrades.

2. Leased 2-wire dial-up telephone line(s) to provide NYSEG with remote meter reading capability. The number of phone lines per facility will depend on the physical distance between the revenue meters. In most cases, one circuit per plant will be sufficient. The Buyer shall be responsible for all costs related to obtaining, installing, testing, commissioning, and maintaining these phone lines as these costs may be charged by the appropriate telecommunications carrier(s).

                                   APPENDIX I

                          SPARE PARTS STORAGE LOCATIONS

                                   APPENDIX I

                          Spare Parts Storage Locations

Pursuant to Sections 3.9.7 and 3.10 of the Interconnection Agreement, NYSEG shall maintain storage of the following spare parts at the following locations:

Greenidge Station:

I. The following electrical apparatus bushings, all nominally rated 115 kV, located in the metal storage building, which is the first building on the left after entering the plant premises through the lower entrance gate:

         A. one General Electric #6B142 rated 400 Amps

         B. one General Electric #11B590/591 rated 800/1200 Amps

         C. one Westinghouse #12A3226 rated 1200 Amps

II. The following electrical apparatus bushings located between the #1 and #2 boilers on the southern end of the operating floor:

         A.       Nominally rated 69 kV:

                  a) one ABB #W7B613BB rated 400 Amps

                  b) one Westinghouse #4B6061 rated 400 Amps

         B.       Nominally rated 34.5 kV:

                  a) one General Electric #P3960030 rated 37 kV, 400 Amps

                  b) one Westinghouse #3A9915 rated 1200 Amps

                  c) one Westinghouse #7A9325 rated 600 Amps

                  d) one Westinghouse #034A0412AP rated 400/1200 Amps

         C.       Nominally rated 25 kV:

                  a) one Westinghouse #025A0412AT rated 400/1200 Amps

                                   APPENDIX J

                               EMERGENCY PROCEDURE

                                   APPENDIX J

                               Emergency Procedure

1) Plant emergencies affecting NYSEG's monitoring (SCADA) capability or affecting generator energy export, automatic or manual voltage control, voltage support, or equipment connecting the generator to the transmission system must be communicated to the NYSEG System Operator as soon as possible. Notification shall be made by telephone to the numbers below.

2) Transmission system emergencies affecting the connectivity of the generator to the transmission system or affecting the ability of the NYSEG transmission system to export plant energy up to and including the Dependable Maximum Net Capability (DMNC) of the plant, must be communicated to the plant control operator as soon as possible. Notification shall be made by telephone to the numbers below.

3)   Emergency switching procedures shall be ordered by the appropriate (East or
     West) Section Operator and communicated to the plant control operator for all facilities for which NYSEG acts as controller. All emergency switching shall be coordinated by the NYSEG System Operator through the Section Operator. Emergency switching shall be communicated via telephone, radio or other direct identifiable person-to-person communications medium. Switching procedures and sequences may be transmitted by fax or electronic data transfer, however, the verbal switching order and executable number must be repeated back to the Section Operator via direct person-to-person identifiable communications medium.

4) System Separation: The System separation procedure shall be followed for the plants to bottle steam and maintain station service by running minimum load in anticipation of system separation and restoration. Some plants may need to carry external load depending on the units minimum generation limit. All system separation procedures shall be directed by the NYSEG System Operator. See Attachment.

5) System Restoration & Black Start: Milliken units shall be made available to assist in system restoration using the Diesel for starting potential. An annual test procedure during annual unit outages shall be established to evaluate the generators ability to perform black start in cooperation with NYSEG's restoration plan. See Attachment.

6) In an Emergency, "Good Utility Practice" dictates using the most competent, qualified switching person nearest to the problem to perform emergency switching. This may or may not include power plant personnel depending on their qualifications and familiarity with the equipment in question. Power plant personnel shall be considered for switching on a case-by-case basis during emergency response.

NYSEG:

         System Operator            (607)-762-4738
                                          (607)-729-5216 (Unlisted)

         East Section Operator      (607)-762-4776
                                          (800)-548-6442 (Unlisted -
                                                          Switching)

         West Section Operator      (607)-762-4785
                                          (800)-548-6443 (Unlisted -
                                                          Switching)

         Manager System Operations (607)-762-5652

AES:

         Goudey                             (607)-762-4424, 4431

         Greenidge                          (315)-536-2359

         Hickling                           (607)-936-9553

         Jennison                           (607)-967-3234

         Kintigh                            (716)-795-9501

         Milliken                           (607)-533-7913

ATTACHMENTS:  Emergency Procedures for Controlled Separation of
              Central Load Control Area or Plant Islands.

              General Guidelines for "Black Starting" the NYSEG System.

                                   APPENDIX K

                         SWITCHING, TAGGING AND MARK-UP

                                   APPENDIX L

                                 COMMON DRAWINGS

                                   APPENDIX M

                   PROCEDURE FOR UPDATING/CORRECTING DRAWINGS

                                   APPENDIX M

                   PROCEDURE FOR UPDATING/CORRECTING DRAWINGS

Pursuant to Section 6.1 of the Interconnection Agreement (IA), the following procedure applies to the modification and revision of the AES/NYSEG Common
Drawings:

1) All "common drawings," as defined in the IA, shall be manually or electronically stamped with the following identifying note:

2) NYSEG will identify and perform the initial stamping of the common drawings. The common drawings presently exist in various media including Intergraph CAD file format, IBM CADAM CAD file format, Autodesk Autocad CAD file format, and mylar, cloth, and other hard copy media.

3) NYSEG will produce an initial set of microfilm cards of the common drawings, and one complete set will be supplied to AES. AES will dispose of the corresponding microfilm copies of the existing revision of the common drawings and replace them with the set provided by NYSEG.

4) NYSEG will establish a dedicated document management system using software known as "Work Center" by Autodesk/Saros. The common drawings will be filed in Work Center by plant name. AES will establish a similar system, either manual or computer-based.

5) If either AES or NYSEG modifies, changes, or revises a common drawing, the following steps shall be followed:

         a) The party initiating the drawing changes shall send a written summary of the scope of the proposed project accompanied by a set of common drawings marked with the proposed changes. (NYSEG convention is red for additions and green for deletions.)

         b) The party reviewing the changes will have ten business days to review and comment on the proposed modifications.

         c) If the party reviewing the changes determines there is no impact, then concurrence shall be provided for the proposed modifications. If the party reviewing the changes has concerns regarding the modifications, then the two parties shall meet to resolve any differences.

         d) Drafting on the common drawings shall be of good quality, i.e., clear and legible when reproduced or microfilmed. It is proposed to use NYSEG drafting standards as guidelines.

         e) Upon completion of the change/modification, the party originating the change/modification shall insure that the common drawings are properly revised and the appropriate signatures have been added.

         f) The affected common drawings will then be microfilmed according to specification MIL-M-9868E. The completed microfilm card shall be the final record document, and it shall be the only document exchanged between AES and NYSEG. The party initiating the changes shall transmit the completed microfilm cards to the other party.

         g) Both parties will maintain microfilm card files to insure the record of common drawings is maintained at the most current revision.

                                   APPENDIX N

                           INTERIM METERING PROCEDURE